AGREEMENT AND PLAN OF MERGER
                           AMONG PUBLICIS GROUPE S.A.
                           AND SOMAREL, MLMS2 AND MLMS



BETWEEN:
1) PUBLICIS GROUPE S.A., a corporation ("Societe Anonyme") with a Managing Board and Supervisory Board, with a capital of 78,432,451.60 Euros, headquartered in PARIS (75008), 133, avenue de Champs Elysees, 542 080 601 R.C.S. PARIS represented by Mr. Maurice LEVY,
      Acting in the name, on behalf, and in his capacity of Chairman of the Managing Board of the company and under the powers of attorney specially granted to him by the Supervisory Board in its meeting of March 11, 2003.

Hereinafter the "absorbing company",

                              PARTY OF THE FIRST PART,

2) SOMAREL, a corporation ("Societe Anonyme") with a capital of 14,241,600 Euros, headquartered in PARIS (75008), 133, avenue des Champs Elysees, 418 525 838 R.C.S. PARIS represented by Mrs. Elisabeth BADINTER,
      Acting in the name, on behalf, and in her capacity of Chairman of the Board of Directors of the company and under the powers of attorney specially granted to her by the Board of Directors in its meeting of March 11, 2003.

Hereinafter "SOMAREL" or an "absorbed company"

                              PARTY OF THE SECOND PART

3) MLMS 2, a limited partnership ("Societe en Commandite par Actions") with a capital of 9,549,996 Euros, headquartered in PARIS (75008), 133, avenue des Champs Elysees, 419 084 140 R.C.S. PARIS represented by Ms. Claudine BIENAIME,

      Acting in the name, on behalf and in her capacity of President of the Supervisory Board, duly mandated by Mr. Maurice LEVY, mentioned above in his capacity of Manager of MLMS GESTION, headquartered in PARIS (75008), 133, avenue des Champs Elysees, General Partner of MLMS 2,

Hereinafter "MLMS2" or an "absorbed company",

                             PARTY OF THE THIRD PART

4) MLMS, a corporation ("Societe Anonyme") with a capital of 4,546,416 Euros headquartered in PARIS (75008), 133, avenue des Champs Elysees, 418 247 029 R.C.S. PARIS,

      Represented by Mr. Jean-Paul MORIN,

      Acting in the name, on the behalf and in his capacity of General Director of MLMS, under the powers of attorney especially granted to him by decision of the Board of Directors of March 11, 2003,

Hereinafter "MLMS" or an "absorbed company",

                              PARTY OF THE FOURTH PART

                                    RECITALS

I. - THE ABSORBING COMPANY

The capital of the absorbing company is divided into 196,081,129 shares with a face value of 0.40 Euros each, fully paid up and marketable.

These shares are listed on the stock exchange of Paris.

The bylaws of the absorbing company provide a double voting right for the shares for which registration is proven for at least two years in the name of the same shareholder.

The General Shareholders' Meeting of Publicis Groupe S.A. authorized the issue of shares in the form of warrants: to date, 726,600 warrants were allocated, the beneficiaries disposing of this subscription right for ten years; and 570,050 warrants may still be exercised.

Pursuant to the authorization granted by the General and Special Shareholders' Meeting of June 18, 2002, the absorbing company proceeded:

o With the issue in favor of PHILADELPHIA MERGER LLC, a company governed by the law of the state of DELAWARE (U.S.A.) notes with detachable warrants of 857,812,500 Euros, divided into 2,812,500 bonds of 305 Euros each, with 10 warrants attached to each bond, immediately detachable, each giving the right to subscribe one share of the company for a price of 30.5 Euros, which may be exercised as of the eleventh anniversary of the payment date and until its twentieth anniversary, with the exceptions indicated by the aforementioned Shareholders' Meeting concerning early exercise,
o With the issue of bonds in a nominal amount of 857,812,500 Euros, divided into 1,562,500 bonds of 549 Euros each, reimbursable in new or existing shares of the company, at its own choice, for the benefit of the aforementioned company PHILADELPHIA MERGER LLC; each bond must be reimbursed by delivery of 18 new or existing shares, i.e., a total of 28,125,000 shares, by tranches of 1/18th as of September 1, 2005, i.e., one share per year, except in the event of early reimbursement, as decided by the aforementioned Shareholders' Meeting.

The absorbing company does not currently own any shares in any of the three absorbed companies.

II. - SOMAREL (ABSORBED COMPANY)

The capital of SOMAREL is divided into 3,096,000 shares of 4.60 Euros each, fully paid up and marketable.

These shares are not listed and SOMAREL is not a public company.

SOMAREL has not issued bonds.

SOMAREL holds 30,960,000 shares of the absorbing company.

Prior to the completion of the proposed merger, the Special Shareholders' Meeting of SOMAREL must include in its bylaws a double voting right, as is the case in the bylaws of the absorbing company, for the shares for which evidence of registration for at least two years in the name of the same shareholder is brought.

III. - MLMS 2 (ABSORBED COMPANY)

The capital of MLMS 2, a limited partnership ("Societe en Commandite par Actions"), is divided into 129,054 shares of 74 Euros each, fully paid up and marketable.

These shares are not listed and MLMS 2 is not a public company.

MLMS 2 has not issued bonds.

The rights of the silent and active partners in the profits, reserves and liquidation bonuses are established as follows:

      - Silent partners : 99 of 100
      - Active partners : 1 of 100

MLMS 2 owns 128,000 shares of SOMAREL.

Prior to the completion of the proposed merger, a decision of the General Partner and the Special Meeting of the silent partners must include in its bylaws a double voting right, as is the case in the bylaws of the absorbing company for the shares for which evidence of registration for at least two years in the name of the same shareholder is brought.

IV. - MLMS (ABSORBED COMPANY)

The capital of MLMS is divided into 61,856 shares of 73.50 Euros each, all fully paid up.

These shares are not listed on the Stock Exchange and MLMS is not a public company.

MLMS has not issued bonds.

MLMS owns:

      - 261,932 shares of SOMAREL
      - 206 shares of MLMS 2

Prior to the completion of the proposed merger, the Special Shareholders' Meeting of MLMS must include in its bylaws a double voting right, as is the case in the bylaws of the absorbing company for the shares for which evidence of registration for at least two years in the name of the same shareholder is brought.

                                   FIRST PART
                                     MERGER


The undersigned, in order to carry out the merger of each of the absorbed companies into the absorbing company pursuant to the provisions of articles L 236-8 etc. of the Commercial Code and articles 254 etc. of decree No. 67-236 of March 23, 1967, hereby agree to:

o The contribution to the absorbing company by each of the absorbed companies of all the assets of such absorbed companies, and

o The assumption by the absorbing company of all the liabilities of the three absorbed companies.

The parties have agreed upon the foregoing plan of merger and the following conditions to its completion.

                                    CHAPTER I
                                   THE MERGER

I.- REASONS AND PURPOSES

The absorbed companies have only the purpose of owning, directly or indirectly, shares of the absorbing company which is the parent of the PUBLICIS group of companies. Absorbing company's shares are listed on the Stock Exchange of PARIS.

- The shareholders of SOMAREL include the members of the family BLEUSTEIN-BLANCHET and institutional investors. SOMAREL currently holds 30,960,000 shares of the absorbing company out of the total of 196,081,129 outstanding shares of the absorbing company with a face value of 0.40 Euros each, representing 15.79% of the capital of the absorbing company.

- The shareholders of MLMS 2 and MLMS include the management and the employees of the Publicis group of companies. MLMS2 and MLMS currently indirectly hold the following number of SOMAREL shares out of a total of 3,096,000 SOMAREL shares outstanding with a face value of 4.60 Euros each:

            - MLMS2     : 128,000 shares
            - MLMS      : 261,932 shares

The proposed merger is part of a simplification of the financial structures of the Publicis group and is of interest:

a) for the absorbing company and its shareholders

      The merger allows the absorbing company to benefit from increased liquidity of the securities, the public float being increased following the merger.

      In addition, the completion of the merger simplifies Publicis Groupe S.A.'s control structures, thus offering better Stock Exchange transparency.

b) for the absorbed companies and their shareholders

      The merger allows the shareholders of SOMAREL, MLMS and MLMS 2 to hold directly shares of the absorbing company and thus makes their investment liquid.

II. - ACCOUNTS OF THE ABSORBED COMPANIES AND THE ABSORBING COMPANY

The accounts used for the execution of this agreement are:

For the absorbing company, those of its fiscal year ended December 31, 2002, which will be approved by the Shareholders' Meeting prior to the completion of the merger.

For the absorbed companies, those of their fiscal year ended December 31, 2002 which will be approved by the Shareholders' Meetings of these companies prior to the completion of the merger.

III. - EXCHANGE RATIOS AND VALUATION AND CONSIDERATION FOR THE CONTRIBUTIONS

In order to determine the exchange ratios, proportional ratios have been researched, as may be established fairly between the value of the shares of the absorbing company and each of the three absorbed companies.

Concerning each of the three absorbed companies, their main assets consist of shares of the absorbing company directly (in the case of SOMAREL), or indirectly through an interest in the capital of SOMAREL (in the case of MLMS 2 and MLMS) as follows:

- SOMAREL holds 30,960,000 shares of the absorbing company, corresponding to a 15.79% interest in the capital of the absorbing company,

-     MLMS 2 holds 261,932 shares of SOMAREL, and

- MLMS holds 128,000 shares of SOMAREL and some other interests (MLMS2 and MLMS3) which also constitute indirect interests in Publicis Groupe S.A.

In addition to these holdings, the contributions by SOMAREL and MLMS 2 to the absorbing company in the merger include an excess of current assets over the liabilities to third parties. However, MLMS shows an excess of financial debts over current assets.

The exchange ratios between the absorbing company and the absorbed companies were established based on a multi-criteria analysis through the following methods:

-     revaluated net assets
-     net book value

Revaluated net assets were determined by reference to the financial statements (corporate data) as at December 31, 2002; in light of the above, the amount of the revaluated net assets of the absorbed companies therefore depends on the value of their direct or indirect interests in the absorbing company.

The Stock Exchange prices of the absorbing company (weighted by volume) were recorded over the short term (spot, 1 week, 2 weeks and 1 month), the medium term (2 months since January 1, 2003 and 3 months) and the long term (6 months and 1 year).

Moreover, in order to confirm the valuation of the absorbing company based on its Stock Exchange price, the absorbing company was also valued by application of average EBITDA and EBITDA 2002 based on multiples of a sample of listed companies.

Exchange ratios were also calculated based on the consolidated net book value of the absorbing company and the consolidated net book values of the absorbed companies, calculated for the fiscal year 2002.

The following tables present the exchange ratios obtained according to the multi-criteria approach:

SUMMARY OF SOMAREL/THE ABSORBING COMPANY EXCHANGE RATIO

---------------------------------------------------------------------------
CRITERIA                  LOW                      HIGH
Net revaluated assets     10.016x                  10.027x
Net book value            10.048x                  10.057x
---------------------------------------------------------------------------

SUMMARY OF MLMS2/THE ABSORBING COMPANY EXCHANGE RATIO

---------------------------------------------------------------------------
CRITERIA                  LOW                      HIGH
Net revaluated assets     10.175x                  10.351x
Net book value            10.680x                  10.825x
---------------------------------------------------------------------------


SUMMARY OF MLMS/THE ABSORBING COMPANY EXCHANGE RATIO

---------------------------------------------------------------------------
CRITERIA                  LOW                      HIGH
Net revaluated assets     25.557x                  32.710x
Net book value            6.219x                   12.140x
---------------------------------------------------------------------------


Given the methods presented above, the main criterion selected to determine the exchange ratios is the net revaluated value calculated based on the Stock Exchange price of the absorbing company, because it is most representative of the intrinsic value of each absorbed company. It must be noted that these exchange ratios are not necessarily indicative of the absolute value of the absorbing company since the assets of the absorbed companies consist almost exclusively of shares of the absorbing company.

Under these conditions, the exchange ratios of the corporate rights were established:

o at ten (10) absorbing company shares for each one (1) SOMAREL share,
o at forty-one (41) absorbing company shares for each four (4) MLMS 2 shares,
o and at twenty-nine (29) absorbing company shares for each one (1) MLMS share.

Once these exchange ratios were established, the contributions by the shareholders of the absorbed companies were made based on net book values arising from the balance sheets of the three absorbed companies as at December 31, 2002, which show net book values of:

      -     for SOMAREL,      16,282,772 Euros
      -     for MLMS 2,             10,259,805 Euros
      -     and for MLMS,     3,994,636 Euros


                                    CHAPTER 2
                                 SOMAREL MERGER

SOMAREL hereby contributes to the absorbing company, under the customary and legal warranties, all of the assets of SOMAREL, with obligation for the absorbing company to pay all the debts and commitments constituting the liabilities of SOMAREL, all based on the balance sheet as at December 31, 2002.

I.- ASSETS TO BE CONTRIBUTED IN THE MERGER

The assets to be contributed by SOMAREL to the absorbing company include the goods and rights described below:

A - FIXED ASSETS: FINANCIAL ASSETS

      The values and rights appearing on the balance sheet of SOMAREL as at December 31, 2002 under "other fixed assets", estimated at net book value:

      -30,960,000 out of the total of 196,081,129 outstanding shares of the absorbing company, constituting a current value of (euro)14,993,648

B - CURRENT ASSETS

      These values included, as at January 1, 2003

            -Securities                (euro)1,285,805
            -Liquid assets                (euro)21,855
                  TOGETHER             (euro)1,307,660

        SUMMARY OF THE SOMAREL ASSETS TO BE CONTRIBUTED IN THE MERGER

o     Financial assets                           (euro)14,993,648
o     Current assets                              (euro)1,307,660
            TOTAL ASSETS TO BE CONTRIBUTED       (euro)16,301,308

II.  LIABILITIES TO BE ASSUMED IN THE MERGER

      The liabilities of SOMAREL to be assumed by the absorbing company in the merger include the following debts as at January 1, 2003:

      o Debts to suppliers and related accounts (euro)5,746 . Tax and social debts (euro)12,790
            TOTAL LIABILITIES TO BE ASSUMED            (euro)18,536

III. NET VALUE OF THE ASSETS TO BE CONTRIBUTED IN THE MERGER

      The total assets to be contributed are           (euro)16,301,308
      And the total liabilities to be assumed are          (euro)18,536

      Therefore, the net book value of the assets to be contributed by SOMAREL to the absorbing company in the merger is (euro)16,282,772



                                    CHAPTER 3
                                  MLMS 2 MERGER

MLMS 2 hereby contributes to the absorbing company under the customary and legal warranties, all of the assets of MLMS 2, with obligation for the absorbing company to pay all the debts and commitments constituting the liabilities of MLMS 2, all based on the balance sheet as at December 31, 2002.

I.- ASSETS TO BE CONTRIBUTED IN THE MERGER

The assets to be contributed by MLMS 2 to the absorbing company include the goods and rights described below:

A - FIXED ASSETS: FINANCIAL ASSETS

      The values and rights appearing on the balance sheet as at December 31, 2002 under "other fixed assets", estimated at net book value:

      -128,000 out of the total of 3,096,000 outstanding SOMAREL shares with a net book value of (euro)9,464,035 (euro)

B - CURRENT ASSETS

      These values included, as at January 1, 2003

      -     other accounts receivable            $19,005
      -     investment securities               $776,962
      -     liquid assets                         $2,610
                        TOGETHER                $798,577

         SUMMARY OF THE MLMS 2 ASSETS TO BE CONTRIBUTED IN THE MERGER

o     Financial assets                        $9,464,035
o     Current assets                            $789,577
            TOTAL ASSETS TO BE CONTRIBUTED   $10,262,612

II. LIABILITIES TO BE ASSUMED

      The liabilities of MLMS 2 to be assumed by the absorbing company in the merger include the following debts as at January 1, 2003:

      Loans and debts to credit institutions            (euro)7
      Debts to suppliers and related accounts       (euro)2,800

            TOTAL LIABILITIES TO BE ASSUMED         (euro)2,807

III. NET VALUE OF THE ASSETS TO BE CONTRIBUTED IN THE MERGER

      The total assets to be contributed are           (euro)10,262,612
      And the total liabilities to be assumed are      (euro)2,807

      Therefore, the net book value of the assets to be contributed by MLMS 2 to the absorbing company in the merger is (euro)10,259,805


                                    CHAPTER 4
                                   MLMS MERGER

MLMS hereby contributes to the absorbing company under the customary and legal warranties, all of the assets of MLMS, with obligation for the absorbing company to pay all the debts and commitments constituting the liabilities of MLMS, all based on the balance sheet as at December 31, 2002.

I.- ASSETS TO BE CONTRIBUTED IN THE MERGER

The assets to be contributed include the goods and rights described below:

A - FIXED ASSETS: FINANCIAL ASSETS

      The values and rights appearing on the balance sheet as at December 31, 2002 under "other fixed assets", estimated at net book value, as follows:

      -261,932 out of the total of 3,096,000 outstanding SOMAREL shares with a net book value of (euro)19,874,059

      -206 shares out of the total of 129,054 outstanding shares of MLMS 2 with a net book value of(euro)26,780

      -500 out of the total of 500 outstanding shares of MLMS GESTION, a limited liability company with capital of 7,625 Euros, headquartered in PARIS (75008), 133, avenue Champs Elysees 419-084-447 R.C.S. PARIS, at a net
      book value of                                           (euro)7,625

      - and 5,100 shares of MLMS 3, with a net book value of  (euro)841,913
                        TOGETHER                 (euro)20,750,377

B - CURRENT ASSETS

These values included, as at January 1, 2003:

      -     Investment securities                      (euro)46,517
      -     Liquid assets                               (euro)1,664
                  TOGETHER                             (euro)48,181

          SUMMARY OF THE MLMS ASSETS TO BE CONTRIBUTED IN THE MERGER

o     Financial assets                           (euro)20,750,377
o     Current assets                                 (euro)48,181
            TOTAL ASSETS TO BE CONTRIBUTED       (euro)20,798,558

II. LIABILITIES TO BE ASSUMED IN THE MERGER

      The liabilities of MLMS to be assumed by the absorbing company in the merger include the following debts as at January 1, 2003:

      Loans and debts to credit institutions           (euro)16,785,432
      Debts to suppliers and related accounts               (euro)6,490
      Other debts                                          (euro)12,000
            TOTAL LIABILITIES TO BE ASSUMED            (euro)16,803,922

III. NET BOOK VALUE OF THE ASSETS TO BE CONTRIBUTED IN THE MERGER

      The total assets to be contributed are           (euro)20,798,558
      And the total liabilities to be assumed are      (euro)16,803,922

      Therefore, the net book value of the assets contributed by MLMS to the absorbing company in the merger is(euro)3,994,636


                                    CHAPTER 5
                                  MISCELLANEOUS

The above description of the contributed assets and assumed liabilities is for information purposes only and without limitation, since the contributions by of the absorbed companies will also include all real estate assets and rights, tangible and intangible, lease rights or rights to occupancy of premises, equipment and furniture, valuables of all types, accounts receivable, cash, and in general all goods and rights of any nature owned by such absorbed companies today and to be owned by them on the day of the completion of the merger.


                                   SECOND PART
                       CONDITIONS APPLICABLE TO THE MERGER


                                    CHAPTER 1
                                TITLE TO PROPERTY

The absorbing company will obtain title and will enter into actual possession of the assets and rights to be contributed as of the day this transaction is completed upon satisfaction of the conditions precedent listed below under Part four.

Until such day, each of the absorbed companies will continue to manage its assets and rights under the same principles, rules and conditions as in the past; none of the absorbed companies will make any significant commitment without prior agreement of the absorbing company, and none of the absorbed companies will carry out any distribution in any form whatsoever to their shareholders.

Notwithstanding the foregoing, since the merger will be effective retroactively as of January 1, 2003, all operations carried out since this date by any of the three absorbed companies will be reflected in the assets and liabilities account of the absorbing company; all revenue and all profit of any type will belong to the absorbing company, and all overhead, all charges and expenses of any nature will be payable by the absorbing company, since, pursuant to article L 236-3 of the Commercial Code, the assets of each of the three absorbed companies must be delivered to the absorbing company as-is on the day of the completion of the merger.


                                    CHAPTER 2
                               GENERAL CONDITIONS

1 - The absorbing company will take the assets contributed to it by each of the absorbed companies without right to any remedy against the absorbed companies for any reason whatsoever; the absorbing company will be substituted in this regard for the absorbed companies with respect to all rights and obligations of the absorbed companies which, in addition, do not intend to give to the absorbing company any warranties other than those to be assumed by the absorbing company.

2- The absorbing company will succeed in all debts and charges of each absorbed company and will pay, without any exception or reservation, the debts and charges that may concern such absorbed company or which date back prior to January 1, 2003, whether or not such debts and charges were disclosed in the balance sheets of the absorbed companies.

      The absorbing company will be obligated to pay the liabilities assumed in accordance with their terms and conditions as they become due, paying all interest, performing all conditions of loans or accounts receivable that may exist at the same terms as are applicable to absorbed companies, and even with all early prepayment obligations, if any; the absorbing company will assume all warranties that the absorbed companies may have been granted; the absorbing company will also be obligated at the same terms, to perform all warranties, commitments, and all endorsements that the absorbed companies may have given.

      In general, the absorbing company will be the debtor for all debts of each absorbed company, in the place and stead of the absorbed companies, but such substitution does not imply novation towards the creditors.

   In addition, should there be an increase or decrease in the aforementioned liabilities and the amounts claimed by third parties and recognized as payable, the absorbing company will be obligated to pay all additional liabilities or will benefit from any decrease in such liabilities, without possible remedy or claim against the absorbed companies.

3 - The absorbing company will be substituted for the absorbed companies with regard to the benefit and charges of all contracts and commitments that may exist within any third parties as of the day of the completion of this agreement, as well as with regard to all agreements of the absorbed companies, and all administrative authorizations or permits and others that the absorbed companies may have obtained.

4 - After the completion of the merger, the absorbing company will have all powers, in the place and stead of each absorbed company concerning the assets and rights contributed or the liabilities assumed, to file or pursue all judicial actions, to give all approvals to any judgements, and to receive or pay all amounts owed following such judgements.

5 - The absorbing company will pay all expenses of this agreement, the acts and meetings necessary for its completion and all expenses that arise as the direct or indirect consequence of the merger.

6 - In addition, for the other conditions, reference is made to the provisions set forth in chapters 3 and 4 below.

                                    CHAPTER 3
                                 TAX PROVISIONS

The parties declare that they are all governed by the tax system of capital companies and that the merger contemplated hereby constitutes a merger pursuant to article 210-01 1 of the General Tax Code.

REGISTRATION FEES

The parties declare that the fixed fee of 230 Euros set forth in article 816-I-1 of the General Tax Code will be applicable to the merger.

CORPORATE INCOME TAX

Concerning corporate income tax, the merger contributions are carried out pursuant to article 210-A of the General Tax Code.

a) Consequently, the absorbing company undertakes to comply with the obligations set forth in items a, b, c, d and e, paragraph 3, of such article, and in particular:

      . the absorbing company will take over in its liabilities the provisions which were subject to deferred tax,

- the absorbing company will reconstitute in its balance sheet the special reserve corresponding to long-term capital gains obtained prior to today's date by the absorbed companies,

      . the absorbing company will substitute itself to each absorbed company for the reintegration of the capital gains for which tax was deferred at such company,

      . the absorbing company will calculate the capital gains obtained after the transfer of non-amortizable fixed assets according to the value of these elements from a tax viewpoint in the accounting entries of each absorbed company,

      . the absorbing company will reintegrate in its taxable profits, under authorized conditions, the possible net capital gains obtained by each absorbed company from the contribution of amortizable elements,

      . the absorbing company will reflect in its balance sheet the elements other than fixed assets, in the value they had, from a tax viewpoint, in the accounting entries of each absorbed company.

      . the absorbing company will enclose with its statement of income a statement in accordance with the provisions set forth in article 54 "septies" and article 38 "quindecies", "addendum III" of the General Tax Code.

   In addition, the absorbing company undertakes to keep the securities acquired less than two years before the merger by each absorbed company and to beneffrom parent company status at least until the expiration of the two-year term.

b) SOMAREL, MLMS 2 and MLMS undertake, within 60 days from the first publication of the merger in a legal newspaper, to sign the declaration of transfer referred to in article 221 of the General Tax Code and enclose with it a statement in accordance with the provisions of article 38 "quindecies", "addendum III" of the General Tax Code and Tax Instruction of March 25, 1994.

VALUE ADDED TAX

Concerning investment securities, the parties intend to use the provisions of paragraph 8, article 5, of the sixth EEC directive of May 17, 1977, No. 77/388 (Administrative Instruction 3A-6-90 of February 22, 1990).

Pursuant to paragraph III, article 210, Addendum II of the General Tax Code, each absorbed company transfers to the absorbing company, and the absorbing company accepts, the obligations it would have normally had pursuant to paragraphs I and II of such article.

In exchange, the absorbing company undertakes:

  - to submit to VAT the subsequent transfers of investment securities contributed,

  - to carry out the adjustments referred to in articles 210 and 215, addendum II of the General Tax Code, which would have been payable had each absorbed company continued to use the assets to be contributed.

     In addition, the absorbing company will send to the Taxation Service to which it reports, a declaration in two copies of the commitment undertaken in this act, to submit to VAT the subsequent transfers of goods and proceed with the adjustments each absorbed company would have normally been able to carry out.

     Pursuant to the solution adopted by the Administration in the Instruction of February 11, 1969, pursuant to the 5th paragraph in article 271 A-3 of the General Tax Code, the absorbed companies will transfer to the absorbing company their tax refunds pursuant to article 271 A of the General Tax Code.

     The absorbing company will send to the Tax Service to which it reports the copy of the notice published in a Legal Newspaper in the region ""departement") where the headquarters of each of the companies participating in the merger is located, and the methods of calculation of the amounts of the account receivable transferred.

     Pursuant to the legal interpretation of the French Tax Administration referred to as 3 D-1411 No. 73 dated November 2, 1996, the respective shareholders of the absorbed companies will transfer to the absorbing company the VAT credits with respect to the absorbed companies as of the date the absorbed companies will legally cease to exist, whereby the absorbing company will be fully substituted with regard to the rights and obligations of each absorbed company.

PERSONNEL PROFIT SHARING

The absorbing company will comply with all obligations arising from tax and/or social provisions concerning the personnel assumed, and in particular will be substituted with regard to the obligations of the absorbed company concerning the rights to profit sharing of such personnel, arising from a profit sharing agreement.

                                    CHAPTER 4
                              MERGER CONSIDERATION

Based on the net book values of the respective absorbed companies, the following exchange ratios are set:

a) With respect to the shareholders of SOMAREL, ten (10) shares of the absorbing company for each (1) SOMAREL share outstanding, representing a total of 30,960,000 shares of the absorbing company, par value0.40 Euros,

      i.e. a capital increase of (euro)12,384,000 with a merger premium of 3,898,772 Euros,

b) With respect to MLMS 2 forty-one (41) shares of the absorbing company for each four (4) MLMS 2 shares outstanding, representing a total of 1,322,803 shares of the absorbing company, par value 0.40 Euros,

      i.e. a capital increase of (euro)529,121.20 with a merger premium of 9,730,683.80 Euros,

c) With respect to MLMS, twenty-nine (29) shares of the absorbing company for each (1) MLMS share outstanding, representing a total of 1,793,824 shares of the absorbing company, par value 0.40 Euros

      i.e. a capital increase of (euro)717,529.60 with a merger premium of 3,277,106.40 Euros,

   The representative of the absorbing company acknowledges that, because of the merger, the following shares are cancelled:

   - the 30,960,000 shares of the absorbing company owned by SOMAREL, i.e. a capital reduction of (euro)12,384,000

   - the   1,280,000   shares  of  the   absorbing   company
     allocable  to MLMS 2 for the 128,000  shares of SOMAREL
     it owes, i.e. a capital reduction of           (euro)512,000

   - the 2,619,320 and the 2,111 shares of the absorbing company allocable to MLMS for the 261,932 shares of SOMAREL and the 206 shares of MLMS 2 it owns, i.e. a
     capital reduction of                      (euro)1,048,572.40
                                                     -------------
     causing a total capital reduction of     (euro)13,944,572.40

     so that:

   - finally, the capital of the absorbing company will be established at 78,118,530 Euros, divided into 195,296,325 shares of forty centimes (0.40 Euros),

   - the merger premiums will be reduced to 1,289,124 Euros for the merger of SOMAREL, and to 778,648.80 Euros for the merger of MLMS 2,

   - the merger of MLMS will produce a negative merger differential of 15,575,160.20 Euros, after charging the merger premium of 3,277,106.40 Euros.

   These shares will be distributed among the shareholders of each of the absorbed companies, according to the exchange ratios established in the first part, i.e. in the proportion of:

   - ten (10) shares of the absorbing company for each (1) SOMAREL share,

   - forty-one (41) shares of the absorbing company for each four (4) MLMS 2 shares,

   - twenty-nine (29) shares of the absorbing company for each (1) MLMS share.

   The newly issued shares of the absorbing company so allocated to the shareholders of each of the absorbed companies will enjoy the same rights and privileges as shares outstanding as at January 1, 2002; as such, they will be entitled to the dividend decided upon by the General Ordinary Shareholders' Meeting of the absorbing company for the fiscal year 2002;

   The newly issued shares of the absorbing company will have the same rights (including concerning the distribution of any possible tax charges) as the 196,081,129 outstanding shares of 0.40 Euros currently making up the capital of the absorbing company.

                                    CHAPTER 5
                      DISSOLUTION OF THE ABSORBED COMPANIES

Each of the absorbed companies will be dissolved as a matter of law as of the day of the completion of the merger contemplated herein.

Pursuant to the merger, the liabilities of each of the three absorbed companies will be fully assumed by the absorbing company and the absorbed companies will be dissolved as a matter of law. The shareholders of the absorbed companies will only receive newly issued shares of the absorbing company in the merger, allocated as described above.

                                   PART THREE
                          REPRESENTATIONS - FORMALITIES


                                    CHAPTER 1
               REPRESENTATIONS CONCERNING THE ABSORBING COMPANY

Mr. Maurice LEVY, in the indicated capacity, represents as follows:

The absorbing company was organized in the form of a corporation on October 4, 1938 for a term of 99 years which expires on October 3, 2037.

It was transformed into a corporation with Managing Board and Supervisory Board governed by articles L 225-57 through L 225-93 of the Commercial Code by the General Extraordinary Shareholders' Meeting of November 27, 1987.

The absorbing company is identified and registered under the following numbers:

            R.C.S. PARIS:                              542 080 601
            SIRET:        542 080 601 - 00017
            APE CODE:     741 J

                                    CHAPTER 2
                           REPRESENTATIONS CONCERNING
                                     SOMAREL

I - Mrs. Elisabeth BADINTER, in the aforementioned capacity, represents the following:

1) The intangible assets contributed by SOMAREL are free and clear of any liens.

2) SOMAREL is not the object to any act or circumstance that impairs its ability to freely dispose of its assets.

3) SOMAREL was organized as a civil law company, pursuant to instrument executed by Maitre DELESALLE, Notary in PARIS, on May 21 and June 1, 1970, for a term of 99 years.

      It was transformed into a corporation by the General Extraordinary and Ordinary Shareholders' Meeting of April 9, 1998.

   4) It is identified and registered under the following numbers:

            R.C.S. PARIS:                              418 525 838
            SIRET:        418 525 838 00011
            APE CODE:     652 E

                                    CHAPTER 3
                           REPRESENTATIONS CONCERNING
                                     MLMS 2


I - Miss Claudine BIENAIME, in the aforementioned capacity, represents the following:

1) The intangible assets contributed by MLMS 2 are free and clear of any liens.

2) MLMS 2 was not subject to any act or circumstance that impairs its ability to freely dispose of its assets.

3) MLMS 2 was constituted in the form of a Limited Partnership, pursuant to an agreement dated June 8, 1998, registered with the Division Tax Office of PARIS 8th - Champs Elysees, on June 9, 1998, Document 211, Box 3, for a term of 99 years, expiring on June 9, 2097.

   4) It is identified and registered under the following numbers:

            R.C.S. PARIS:                              419 084 140
            SIRET:        419 084 140 00013
            APE CODE:     652 E


                                    CHAPTER 4
                            RERESENTATIONS CONCERNING
                                      MLMS


  I - Mr. Jean-Paul MORIN, in the aforementioned capacity, declares the following:

1) The intangible assets contributed by MLMS are free of and clear of any liens.

2) MLMS was not subject to any act or circumstance that impairs its ability to freely dispose of its assets.

3) MLMS was organized as a limited liability company, pursuant to an agreement dated March 30, 1998, registered in PARIS WEST - Saint-Thomas d'Acquin, on March 30, 1998, Document 383, Box 7, for a term of 99 years, expiring on March 31, 2097.

      It was transformed into a corporation pursuant to Special Partners Meeting of October 12, 1998.

   4) It is identified and registered under the following numbers:

            R.C.S. PARIS:                              418 247 029
            SIRET:        418 247 029 00022
            APE CODE:     652 E


                                    CHAPTER 5
                                   FORMALITIES


1 - Prior formalities
    -----------------

Prior to the completion of this agreement, each of the companies concerned will carry out, within legal terms, the formalities of filing and publication required under current legislation applicable to business entities.

In the event of opposition by a creditor, the Managing Board, Manager and Board of Directors of the absorbing and absorbed companies must decide by mutual agreement on the decision to be made following the opposition, but the absorbing company must assume the consequences of the opposition, as well as the warranties that may have to be provided for its lifting.

2 - Formalities after carrying out the transactions
    -----------------------------------------------

The merger will have no effect on third parties until the merger is registered with the Register of Commerce and Companies, pursuant to current legal provisions.

As of the completion of the merger, the absorbing company will comply, as necessary, with the special formalities required in order to make the transfer of assets and assumption of liabilities effective with respect to third parties

3 - Further acts necessary
    ----------------------

The representative of each of the absorbed companies must issue, at the first request of the absorbing company, all further acts with respect to the merger contributions and supply all justifications and signatures that may be necessary in order to implement the contributions of the assets pursuant to the merger; furthermore, he must deliver all title deeds, instruments and documents in his possession.

4 - Waiver of privileges
    --------------------

The representative of each of the absorbed companies represents that such company has no encumbrances on the shares of the absorbing company.

In addition, in the name of such absorbed company, he expressly waives, with abandonment of all rights or actions, all rights and privileges to which such absorbed company may be entitled for any reason whatsoever, especially any warranty with respect to the liabilities assumed, as well as the performance of the conditions of this agreement; for this purpose, he agrees to all appropriate waivers.


                                    PART FOUR
                              CONDITIONS PRECEDENT


Regardless of the satisfaction, prior to the merger hereunder, of the formalities indicated in chapter 5, paragraph 1, part three above and the decisions that may be made following their satisfaction, the merger may be completed only if:

1 - Concerning each of the absorbed companies

     The respective shareholders of each of the absorbed companies, at a special shareholders meeting, after hearing the report of the statutory appraiser on the consideration of the merger, shall: (a) approve the merger of the respective absorbed company into the absorbing company, and the dissolution of such absorbed company pursuant to the merger, and (b) approve all the terms contained in this agreement, with all its modalities and conditions.

2 - Concerning the absorbing company
    --------------------------------

     The shareholders, at a Special Shareholders' Meeting, after hearing the report of the statutory appraiser designated pursuant to the legislation applicable to the consideration of the merger shall:

a) approve the merger of the absorbed companies into the absorbing company, causing an increase of the capital of the absorbing company by the issuance of newly issued shares to the shareholders of each of the absorbed companies in exchange for the contributions.

b) approved all the terms contained in this agreement, with all its modalities and conditions.


                                  JURISDICTION


For the performance hereof and of the acts following its completion, each of the undersigned, in the indicated capacity, elects jurisdiction at the headquarters of the company represented by him.


                               POWERS OF ATTORNEY

In order to publish and carry out the terms hereof, both before and after the completion of the three mergers, all powers of attorney are given to the bearer of an original copy or extract of this agreement and all other applicable documents.

Made in as many originals as there are parties, in addition to those necessary for registration and formalities.

In PARIS, Friday, the twenty-eighth day of March, two thousand three.